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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 405-5012

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2008, Western Union Financial Services, Inc. (“WU”), a subsidiary of The Western Union Company, entered into an Agreement (the “Agreement”) with Integrated Payment Systems Inc. (“IPS”), a subsidiary of First Data Corporation, under which such parties agreed to modify their business relationship with respect to the issuance and processing of retail money orders. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference into this Item 1.01.

Under the Retail Money Order Issuance and Management Agreement between IPS and WU dated as of August 14, 2006 (the “Original Money Order Agreement”), IPS issues Western Union branded money orders. Western Union branded money orders are sold at IPS agent locations. IPS charges agents a set per item fee for the sale of these money orders. The agents set and collect the fee charged to consumers. IPS manages the proceeds in an investment portfolio, and performs the processing and clearing services necessary for payment. Additional revenue generated from the management of the investment portfolio is retained by IPS and is not shared with its agents. WU provides IPS with a number of services with respect to the money orders, including product management, sales, marketing and relationship management, supply management (i.e., the purchase and distribution of the paper on which the money orders are printed), consumer and agent support, distribution and maintenance of POS equipment, and data processing and programming. For these services, IPS pays WU a fee based primarily on the outstanding balances in the investment portfolio.

The Agreement provides that on October 1, 2009 (the “Closing Date”), IPS will assign and transfer to WU, among other things, certain operating assets used by IPS to issue retail money orders and an amount in cash sufficient to satisfy all outstanding money order liabilities. On the Closing Date, WU will assume IPS’s role as issuer of the money orders along with its relationship with agents, and will begin collecting the fees generated by selling the money orders and managing the resulting investment portfolio. Also effective on the Closing Date, an Amended and Restated Retail Money Order Issuance and Management Agreement between WU and IPS (the “Amended and Restated Money Order Agreement”) will go into effect. Under the Amended and Restated Money Order Agreement, IPS will provide to WU customary processing and clearing services necessary for payment of the money orders in exchange for the payment by WU to IPS of a per-item processing fee and other administrative fees. WU will no longer provide to IPS the services required under the Original Money Order Agreement or receive from IPS the fee for such services.

Item 9.01.	Financial Statements and Exhibits

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit
10.1	Agreement dated as of July 18, 2008, among Integrated Payment Systems Inc. and Western Union Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2008	THE WESTERN UNION COMPANY

	By:	/s/ Sarah J. Kilgore
Sarah J. Kilgore
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement dated as of July 18, 2008, among Integrated Payment Systems Inc. and Western Union Financial Services, Inc.

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